UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2010
CAPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33934	26-1294270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 465-5600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 21, 2010, the Board of Directors of Cape Bancorp, Inc. (the “Company”) amended Article II, Section 14 of the Company’s Bylaws (“Section 14”) which contains an age limitation for members of the Company’s Board of Directors. As amended, Section 14 prohibits any person from serving as a director beyond the first annual meeting of shareholders after such person has attained 70 years of age, except that any director as of June 21, 2010 who had attained 70 years of age on that date is eligible to serve as a director until the first annual meeting of shareholders after such director has attained 75 years of age. Prior to the amendment, Section 14 prohibited any person from serving as a director beyond the first annual meeting of shareholders after such person attained 70 years of age, except that any person who was a director on September 15, 2007, was eligible for election, re-election, appointment or re-appointment to the Board of Directors until such person attained 75 years of age.
A copy of the Company’s Amended and Restated Bylaws is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cape Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
DATE: June 22, 2010	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Cape Bancorp, Inc.